Exhibit 10.8
ECOVYST INC.
2017 Omnibus Incentive Plan, as Amended and Restated

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made by and between Ecovyst Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”), effective as of [•] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Ecovyst Inc. 2017 Omnibus Incentive Plan, as Amended and Restated (as the same may be amended and/or amended and restated from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of restricted Common Stock (“Restricted Stock”), subject to the terms and conditions set forth in the Plan and this Agreement.
NOW THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

1.    Grant of Restricted Stock Award. The Company has granted to the Participant, effective as of the Date of Grant, [•] shares of Restricted Stock, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan.
2.    Vesting of Restricted Stock. Subject to the terms and conditions set forth in the Plan and this Agreement, and except as otherwise provided in Section 3, the shares of Restricted Stock will vest [ ], subject to the Participant’s continued Service through the applicable vesting date.
3.    Forfeiture. Any unvested shares of Restricted Stock will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service for any reason. Without limiting the generality of the foregoing, the shares of Restricted Stock and any vested shares (and any resulting proceeds) will continue to be subject to Section 13 of the Plan.
4.    Issuance of Shares.
(a) Book-Entry Registration of the Shares; Delivery of Shares. The Company may at its election either: (i) after the Date of Grant, issue a certificate representing the shares of Restricted Stock subject to this Agreement and place a legend and stop transfer notice on that certificate, in which case the Company may retain that certificate unless, until and as any shares represented by that certificate have vested and may cancel that certificate if and to the extent that the shares of Restricted Stock are forfeited or otherwise required to be transferred back to the Company; provided that, if the shares of Restricted Stock are to be certificated, the Company may require the Participant to deliver to the Company a duly-executed blank stock power in a form to be provided by the Company; or (ii) not issue any certificate representing the shares of Restricted Stock subject to this Agreement and instead document the Participant’s interest in the shares of Restricted Stock by registering the shares of Restricted Stock with the Company’s transfer agent (or another custodian selected by the Company) in book-entry form in the Participant’s name with the applicable restrictions noted in the book entry system, in which case no certificate representing all or any part of the shares of Restricted Stock will be issued unless, until and as any of those shares have vested, and the Company may cancel those book entry shares if and to the extent that the shares of Restricted Stock are forfeited or otherwise required to be transferred back to the Company. In any case, the Company may provide a reasonable delay in the issuance or delivery of vested shares of Common Stock hereunder to address withholding taxes and other administrative matters. The Participant hereby appoints the Company as his or her attorney-in-fact to take such actions as may be necessary or appropriate to effectuate this Section 4.
(b) Shareholder Rights. The Participant will have the rights of a stockholder with respect to the shares of Restricted Stock, including any voting rights and the right to receive dividends or other distributions with respect to shares of Restricted Stock; provided, however, that (x) any regular cash dividends paid with respect to an unvested share of Restricted Stock (the “associated share”) will be withheld by the Company and will be paid to the Participant, without interest, within thirty (30) days after the associated share vests and will be forfeited if and when the associated share is forfeited, and (y) any property (other than cash) distributed with respect to an associated share (including without limitation a distribution of shares by reason of a stock dividend, stock split or otherwise or a distribution of other securities with respect to an associated share) will be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to those restrictions and will be forfeited if and when the associated share is forfeited or will vest if and when the associated share vests.
(c) Withholding Requirements. [As a condition to the grant and vesting of the Restricted Stock, the Participant will make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the shares of Restricted Stock. The Participant may elect to satisfy such obligations in cash or, in the Committee’s discretion, by having the Company withhold a number of shares of vested Restricted Stock having a Fair Market Value equal to such obligation. Nothing in this Agreement may be construed as relieving the Participant of his or her obligation to satisfy all taxes required to be withheld in connection with the grant or vesting of the Restricted Stock.]1 [The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the award, vesting or payments under this award of Restricted Stock. The Company will have no liability or obligation related to the foregoing.]2
5.    Adjustment to Restricted Stock. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Restricted Stock may be adjusted by the Committee in accordance with Section 4.5 of the Plan.
6.    Miscellaneous Provisions.
(a)    Securities Laws Requirements. No shares of Common Stock will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements. The Committee may impose such conditions on any shares of Common Stock issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those shares of Common Stock.
(b)    Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Code with respect to the Restricted Stock, provided that the Participant has made such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations with respect to the transfer of shares of Restricted Stock in cash, upon the filing of such election. If the Participant makes an election pursuant to Section 83(b) of the Code, the Participant will file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code, even if the Participant requests that the Company or its representatives make this filing on his or her behalf. The Participant has been advised to confer promptly with a professional tax advisor to consider whether he or she should make the election described herein. The Company has made no recommendation to the Participant with respect to the advisability of making such an election

1 To be used if the Participant is an employee.
2 To be used if the Participant is a non-employee director.

(c)    Non-Transferability. The shares of Restricted Stock may not be transferred except as expressly permitted under Section 15.3 of the Plan. Any shares of Common Stock delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon any certificate(s) or other document(s) delivered to the Participant, or on the books and records of the Company’s transfer agent, to make appropriate reference to such restrictions.
(d)    No Right to Continued Service. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.
(e)    Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in a writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt. Any notification required by the terms of this Agreement will be given by the Company (x) in a writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.
(f)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.
(g)    Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
(h)    Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.
(i)    Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.
(j)    Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Participant agrees that he or she will bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan and this Agreement exclusively in the federal and state courts located within the geographic boundaries of the United States District Court for the Eastern District of Pennsylvania (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action will be effective if notice is given in accordance with this Agreement.

(k)    Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.
(l)    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term or provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Award Agreement as of the Date of Grant.

Participant	Ecovyst Inc.
By:
Name:	Name:
Title: